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                                                                EXHIBIT 99.B9(a)

                          CO-ADMINISTRATION AGREEMENT

                          Master Investment Portfolio
                               111 Center Street
                         Little Rock, Arkansas  72201


                                                                October 21, 1996


Stephens Inc.
111 Center Street
Little Rock, Arkansas  72201

Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA 94105

Ladies and Gentlemen:

     This will confirm the agreement among Master Investment Portfolio (the "Trust") on behalf of its Master Portfolios listed in the attached Appendix A; as such Appendix may be amended from time to time (each, a "Master Portfolio" and, collectively, the "Master Portfolios"), Barclays Global Investors, N.A. ("BGI") and Stephens Inc. ("Stephens", together with BGI, the "Co-administrators") as follows:

     1. The Trust is a registered open-end, management investment company. The Trust engages in the business of investing and reinvesting the assets of each Master Portfolio in the manner and in accordance with the applicable investment objective, policies and restrictions specified in the Trust's currently effective Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "Act"). Copies of the Registration Statement, as most recently amended, have been furnished to the Co-administrators. Any amendments to the Registration Statement shall be furnished to the Co-administrators promptly.

     2. The Trust is engaging the Co-administrators to provide, or cause to be provided, the administrative services specified elsewhere in this agreement, subject to the overall supervision of the Trust's Board of Trustees. Pursuant to advisory contracts between the Trust and Barclays Global Fund Advisors (the "Adviser") on behalf of each Master Portfolio, the Trust has engaged the Adviser to manage the investing and reinvesting of the assets of the Master Portfolios and to provide advisory services as specified in such advisory contracts.

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     3.  The Co-administrators agree, at their expense, to supervise the administrative operations and undertake to provide, or cause to be provided, the services described on Appendix B, as such Appendix may be amended from time to time by the mutual consent of the parties, the provision of, and liability thereto, for certain of such services to be allocated on such Appendix, in connection with the operations of the Trust and the Master Portfolios, and take all reasonable action in the performance of their obligations under this agreement to assure that the necessary information is made available to other service providers, as such may be required by the Trust from time to time; and to provide all other administrative services reasonably necessary for the operation of the Master Portfolios, other than those services that are to be provided by the Adviser pursuant to the advisory contracts and by the Trust's transfer and dividend disbursing agent and custodian.

     4. Except as provided in the advisory contracts on behalf of each of the Trust's Master Portfolios and in this agreement, and only for so long as the Co-administrators are entitled to compensation for providing co-administration services to a feeder fund that invests substantially all of its assets in a corresponding Master Portfolio, the Co-administrators agree to bear such feeder fund's pro rata portion of the costs of the operations of such Master Portfolio, including, but not limited to, its pro rata portion of the compensation of the Trust's trustees who are not affiliated with the Adviser, the Co-administrators or any of their affiliates; governmental fees; interest charges; taxes; fees and expenses of its independent auditors, legal counsel (other than in connection with litigation), transfer agent and dividend disbursing agent; fees paid to shareholder servicing and other special purpose agents; expenses of preparing and printing any Parts A or B, interestholders' reports, notices, proxy statements and reports to regulatory agencies; travel expenses of trustees of the Trust in connection with their attendance at Board and other meetings relating to the Trust; office supplies; premiums for fidelity bonds and errors and omissions and/or officers and trustees liability insurance; trade association membership dues; fees and expenses of any custodian and fund accountant, including those for keeping books and accounts and calculating the net asset value per interest of the Master Portfolios; expenses of interestholders' meetings; expenses relating to the issuance, registration, qualification and redemption of interests of the Master Portfolios; any pricing services; and organizational expenses. Notwithstanding anything to the contrary, the Co-administrators shall not be required to bear any portion of brokerage fees payable to the Adviser under its advisory contracts with the Trust and other expenses connected with the execution of portfolio securities transactions, litigation expenses, taxes (including income, excise, transfer and withholding taxes) or cost or expense that a majority of the disinterested trustees of the Trust deems to be an extraordinary expense. Expenses attributable to one or more, but not all, of the Master Portfolios shall be charged against the assets of the relevant Master Portfolios. General expenses of the Trust shall be allocated among the Master Portfolios in a manner

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proportionate to the net assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

     5. Each Co-administrator shall exercise reasonable care and shall give the Trust the benefit of the Co-administrator's best judgment and efforts in rendering services under this agreement. As an inducement to the Co-administrators' undertaking to render services hereunder, the Trust agrees that a Co-administrator shall not be liable under this agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this agreement shall be deemed to protect or purport to protect the Co-administrator against any liability to the Trust or its interestholders to which the Co-administrator would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Co-administrators' duties under this agreement or by reason of reckless disregard of its obligations and duties hereunder.

     6. The Co-administrators shall not be entitled to compensation for providing administrative services to a Master Portfolio so long as the Co-administrators are entitled to receive fees for providing similar services to a feeder fund of another registered investment company that invests all of its assets in the Master Portfolio.

     7. This agreement shall become effective on its execution date. Thereafter, this agreement shall continue with respect to a Master Portfolio for successive annual periods only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the Master Portfolio's outstanding voting securities (as defined in the Act) or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated at any time by the Trust without the payment of any penalty, by a vote of a majority of the Master Portfolio's outstanding voting securities (as defined in the Act) or by a vote of a majority of the Trust's entire Board of Trustee's on 60 days' written notice to the Co-administrators, or by the Co-administrators on 60 days' written notice to the Trust. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

     8. Except to the extent necessary to perform the Co-administrators' obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of the Co-administrators, or any affiliate of the Co-administrators, or any employee of the Co-administrators, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

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     9.  This agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

     10. The Trust hereby agrees and acknowledges that each Co-administrator may allocate or further delegate responsibility for any or all of the services to be provided hereunder, as listed on Appendix B hereto, between each Co-administrator; provided that the Co-administrators shall have joint and several liability for the provision of the services under this agreement, except that BGI or Stephens each agree to assume sole responsibility, and related liability thereto, for providing the duties and services identified as the sole responsibility of BGI or Stephens on such Appendix B; and, further provided that each Co-administrator agrees to remain fully liable to the Trust for the provision of any service that such Co-administrator delegates to another entity.

     12. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

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     If the foregoing correctly sets forth the agreement between the Trust and the Co-administrators, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                              Very truly yours,

                              MASTER INVESTMENT PORTFOLIO,

                              on behalf of LifePath 2000, LifePath 2010,
                              LifePath 2020, LifePath 2030, LifePath
                              2040, Asset Allocation, Bond Index, S&P
                              500 Index, and U.S. Treasury Allocation
                              Master Portfolios


                              By: /s/Richard H. Blank, Jr.
                                  ---------------------------------
                              Name: Richard H. Blank, Jr.
                              Title: Chief Operating Officer,
                                     Secretary and Treasurer

ACCEPTED as of the date
set forth above:

BARCLAYS GLOBAL INVESTORS, N.A.


By:  /s/Donald Luskin
     ---------------------------
Name:  Donald Luskin
Title:  Vice Chairman


BARCLAYS GLOBAL INVESTORS, N.A.


By:  /s/Matthew Shelton
     --------------------------------
Name:  Matthew Shelton
Title:  Principal



STEPHENS INC.


By:  /s/Richard H. Blank, Jr.
     ----------------------------------
Name:  Richard H. Blank, Jr.
Title:  Vice President

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                                  Appendix A

                          Master Investment Portfolio
                          ---------------------------


                        LifePath 2000 Master Portfolio

                        LifePath 2010 Master Portfolio

                        LifePath 2020 Master Portfolio

                        LifePath 2030 Master Portfolio

                        LifePath 2040 Master Portfolio

                       Asset Allocation Master Portfolio

                          Bond Index Master Portfolio

                         Money Market Master Portfolio

                       S & P 500 Index Master Portfolio

                   U.S. Treasury Allocation Master Portfolio

                        Extended Index Master Portfolio

                      U.S. Equity Index Master Portfolio



Dated:  October 21, 1996
as amended: June 11, 1998 to include the Money Market Master Portfolio as amended: October 28, 1998 to include the Extended Index and U.S. Equity
             Index Master Portfolios

                                      A-1
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                                  Appendix B

                          Master Investment Portfolio
                          ---------------------------

                        LIST OF ADMINISTRATIVE SERVICES
                        -------------------------------



Stephens Inc.
-------------

(1) Review agenda and assemble Board materials for quarterly Board meetings; prepare supporting information when necessary; prepare minutes of Board and committee meetings.

(2)  Review and approve Board material.

(3)  Provide expense budgets.

(4)  Monitor actual expenses and update budgets/expense accruals as necessary.

(5)  Review and authorize filing of Forms N-SAR.

(6) Maintain records of sales and file appropriate registrations and renewals, sales information and other required material for Blue Sky purposes.

(7) Review and provide advice to the distributor and the Trust on behalf of the Master Portfolios and investment adviser regarding sales literature and marketing plans to assure regulatory compliance.


Barclays Global Investors
-------------------------

(8) Continuously monitor portfolio activity and related functions in conjunction with all applicable regulatory requirements. Take corrective action as necessary.

(9) Identify the services to which the Funds report performance information. Provide information as requested on performance questionnaires.

(10) Prepare appropriate management letter and coordinate production of Management Discussion and Analysis, with respect to the preparation and printing of shareholder reports.

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(11) Coordinate review and approval by portfolio managers of portfolio listings to be included in financial statements, with respect to the preparation and printing of shareholder reports.

(12) Prepare selected portfolio and financial information for inclusion in Board material.

(13) Assist in presentation to Board as desired by Fund Officer(s).

(14) Calculate total return information and other statistical information including undistributed income and capital gains with respect to condensed financial information for review by management.

(15) Perform tests of specific portfolio activities against compliance checklists designed from the provisions of the Masters' and Money Market Fund's current Prospectus and SAI.

(16) Calculate dividend amounts available for distribution.

(17) Coordinate review of dividend amounts by management and auditors.

(18) Notify fund accounting and transfer agent of authorized dividends rates.

(19) Prepare responses to various performance questionnaires; coordinate as necessary, and submit responses to the appropriate agency;

(20) Prepare Forms N-SAR for filing; obtain any necessary supporting documents; file with the SEC via EDGAR.

(21) Draft semi-annual and annual shareholder reports and coordinate auditor and management review.

(22) Coordinate printing of reports and EDGAR conversion with outside printer and filing with the SEC via EDGAR.

(23) Provide information for Financial Highlights and expense tables.

(24) Continuously monitor portfolio activity regarding diversification in conjunction with IRS requirements for registered investment companies.

(25) Continuously monitor portfolio activity regarding "short short" income and qualifying income in conjunction with IRS requirements for registered investment companies.

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Stephens Inc. and Barclays Global Investors
-------------------------------------------

(26) Prepare, or assist in the preparation, and file with the SEC and state securities regulators, if applicable, registration statements, notices, reports, and other material required to be filed under applicable laws.

(27) Review financial information and take any necessary action.

(28) Develop and implement procedures for monitoring compliance with regulatory requirements and compliance with each Master Portfolio's investment objective, policies and restrictions as established by the Trust's Board, perform compliance testing and approve resolution of compliance issues.

(29) Approve dividend rates; obtain Board approval when required.

(30) Determine allocation of invoices among funds. Authorize and send to fund accountants for payment of expenses.

(31) Coordinate activities of other vendors as necessary.

(32) Provide appropriate responses to Forms N-SAR.

(33) Provide marketing input of shareholder report style and graphics.

(34) Review and approve entire shareholder report.

(35) Review drafts and coordinate review process of Forms N-1A updates and prospectus supplements.

(36) Coordinate printing, EDGAR conversion, and filing with the SEC with outside printers of Forms N-1A.

(37) Maintain and preserve the corporate records of the Company, including each Master Portfolio.

(38) Make appropriate representations in conjunction with audit.

(39) Review diversification test results and corrective actions taken, with respect to qualifications as a registered investment company.

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(40) Approve tax positions taken regarding qualification as a registered investment company.

(41) Review "short short" income and qualifying income test results and corrective actions taken, with respect to qualifications as a registered investment company.

(42) Approve tax positions taken regarding "short short" income and qualifying income, with respect to qualifications as a registered investment company.

(43) Approve tax accounting positions to be taken.

(44) Approve distributions

(45) Review tax returns and coordinate signature thereof with a Fund Officer.



Approved:  October 21, 1996


Signed:  /s/Donald Luskin            Signed:  /s/Richard H. Blank, Jr
         ----------------------               -----------------------------
         By:  Donald Luskin                   By:  Richard H. Blank, Jr.
         Managing Director                    Vice President
           Barclays Global                    Stephens, Inc.
           Investors, N.A.


Signed:  /s/ Matthew Shelton
         -----------------------
         By:  Matthew Shelton
         Principal
           Barclays Global
           Investors, N.A.


Signed:  /s/ Richard H. Blank, Jr.
         ----------------------------
         By:  Richard H. Blank, Jr., Chief Operating Officer
         Master Investment Portfolio